Exhibit 3.3

	Wyoming Secretary of State	For Office Use Only
	Herschler Bldg East, Ste.100 & 101	WY Secretary of State
FILED: Jul 10 2022 8:17PM
	Cheyenne, WY 82002-0020	Original 1D: 2022-001135682
Secretary of State	Ph. 307-777-7311

Limited Liability Company

Articles of Organization

I.	The name of the limited liability company is:
Devil’s Half-Acre, LLC

II.	The name and physical address of the registered agent of the limited liability company is:
Registered Agents lnc
30 N Gould St Ste R
Sheridan, WY 82801

III.	The mailing address of the limited liability company is:
PO Box 2038
Amagansett, NY 11930

IV.	The principal office address of the limited liability company is:
30 N Gould St
Ste R
Sheriden, WY 82801

V.	The organizer of the limited liability company is:
Alfred John Luessenhop Jr
PO Box 2038, Amagansett, NY 11930

Signature:	Alfred John Luessenhop Jr	Date: 07/10/2022
Print Name:	Alfred John Luessenhop Jr
Title:	Authorized Representative
Email:	jluessenhop@gmail.com
Daytime Phone #:	(310) 804-4566

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Secretary of State	Ph. 307-777-7311

[|]	I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.

[|]	I am filing in accordance with the provisions ofthe Wyoming Limited Liability Company Act, (W.S. 17-29-101 through 17-29-1105) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).

[|]	I understand that the information submitted electronically by me will be used to generate Articles of Organization that will be filed with the Wyoming Secretary of State.

[|]	I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.

[|]	I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.

[|]	I consent on behalf of the business entity to accept electronic service of process at the email address provided with Article IV, Principal Office Address, under the circumstances specified in W.S. 17-28-104(e).

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i) Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii) Makes any materially false, fictitious or fraudulent statement or representation; or

(iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

[|] I acknowledge having read W.S. 6-5-308.

Filer is:	[|] An lndividual	D An Organization

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Organization.

Signature:	Alfred John Luessenhop Jr	Date: 07/10/2022
Print Name:	Alfred John Luessenhop Jr
Title:	Authorized Representative
Email:	jluessenhop@gmail.com
Daytime Phone #:	(310) 804-4566

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Secretary of State	Ph. 307-777-7311

Consent to Appointment by Registered Agent

Registered Agents lnc, whose registered office is located at 30 N Gould St Ste R, Sheridan, WY 82801, voluntarily consented to serve as the registered agent for Devil’s Half-Acre, LLC and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature:	Alfred John Luessenhop Jr	Date: 07/10/2022
Print Name:	Alfred John Luessenhop Jr
Title:	Authorized Representative
Email:	jluessenhop@gmail.com
Daytime Phone #:	(310) 804-4566

STATE OF WYOMING

Office of the Secretary of State

1, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF ORGANIZATION

Devil’s Half-Acre, LLC

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 10th day of July, 2022 at 8:17 PM.

Remainder intentionally left blank.

Filed Date: 07/10/2022	Secretary State Filed Online By: Alfred John Luessenhop Jr on 07/10/2022

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